Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (file No. 209702) and the Registration Statements on Form S-8 (file No. 333-219441, file No. 333-207654 and file No. 333-188286) of RedHill Biopharma Ltd. of our report dated February 21, 2018 relating to the financial statements, which appears in this Form 20‑F.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
February 21, 2018	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited

Kesselman & Kesselman, Trade Tower, 25 Hamered Street, Tel-Aviv 68125, Israel,

P.O Box 50005 Tel-Aviv 61500  Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.com/il